Exhibit 10(c)
CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “[***]”
INMARSAT LTD
and
STRATOS WIRELESS, INC.
LEASE SERVICES PROVIDER AGREEMENT

LEASE SERVICES PROVIDER AGREEMENT
This Lease Services Provider Agreement (the “Agreement”) is made on this 3rd day of March, 2004 by and between:
Inmarsat Ltd, a company incorporated under the laws of England and Wales with registered number 3675885 whose registered office is at 99 City Road, London, EC1Y 1AX, United Kingdom (the “Company”); and
STRATOS WIRELESS, INC., a company incorporated under the laws of Canada with principal offices at 34 Harvey Road, Paramount Building, 4th FL, St. John’s, Newfoundland, Canada A1C 2G1 (the “LSP”).
The Company and the LSP shall each be referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Company and the LSP entered into a Commercial Framework Agreement (as defined below) setting forth certain terms and conditions governing the provision of telecommunication services via the Space Segment to the LSP and the LSP’s distribution of such services to its customers; and
WHEREAS, the Commercial Framework Agreement makes provision for the Parties to enter into such ancillary agreements to set forth additional terms and conditions as necessary or applicable governing the provision and distribution of specific types of services; and
WHEREAS, the Company desires to sell to the LSP, and the LSP desires to resell, Inmarsat Space Segment capacity that allows the end user to access such capacity for a fixed term (also referred to as “Lease Services” as further defined below); and
WHEREAS, the Parties have agreed that Lease Services are sufficiently distinct to justify an ancillary agreement setting forth the terms and conditions for the provision thereof;
NOW THEREFORE, it is hereby agreed that the Company shall provide, and the LSP shall procure, Lease Services in accordance with the terms and conditions set forth in this Agreement.
1.	Content of Agreement

1.1	Capitalized terms that are used herein but not defined have the meanings ascribed in the Framework Agreement.
“Commercial Framework Agreement” shall mean that certain Commercial Framework Agreement entered into between the Company and Distribution Partners, dated 30 November 2003.

“Designed” shall mean specified to be operated in a specific manner as defined in an Inmarsat System Definition Manual.
“End User” means a person, company or organisation that is the ultimate user of Inmarsat Services and shall include Procurement Agencies acting on behalf of an End User.
“LESO Agreement” shall mean that certain Land Earth Station Operator Agreement entered into between the Company and Land Earth Station Operators, dated 30 January 2004.
“LES” or “Land Earth Station” shall mean the satellite antennas, switching facilities and related equipment located at a fixed location that form an interconnection point between the Satellites and the terrestrial telecommunications networks for the purpose of providing Lease Services.
“Lease Services” shall mean any provision of satellite resource, other than a Radiodetermination transponder, by the Company for a pre-arranged fixed-term for the exclusive use of an End User.
“Procurement Agencies” means entities that purchase Lease Services on behalf of End Users but not for resale at a profit. For purposes of this Agreement, any administrative or handling fee charged by the entity shall not constitute “resale at a profit.”
“Subsequent Generation Satellites” means any Satellites procured by the Company following 15 April 2004.
1.2	To the extent not inconsistent with the provisions of the Commercial Framework Agreement, the terms and conditions stated herein shall be in addition to, and not in lieu of, the provisions of the Commercial Framework Agreement. In the case of any inconsistency, the provisions of the Commercial Framework Agreement shall take precedence.

1.3	Headings are for guidance only and do not affect the construction or interpretation of this Agreement.

1.4	In this Agreement, unless the context otherwise requires, references to clauses, paragraphs and annexes are to clauses, paragraphs and annexes of this Agreement.

1.5	The Annexes form a part of this Agreement and any reference to this Agreement includes the Annexes.

1.6	For purposes of this Agreement, any Lease Services procured by the LSP for resale shall be the subject of a “Lease Contract” entered into by and between the Company and the LSP in the form attached hereto as Annex 2, as amended from time to time.

1.7	Any term not defined herein shall have the same definition as in Commercial Framework Agreement.

2.	Term of Agreement

2.1	This Agreement shall commence on the date first set forth above and continue until the earlier of (i) such date as the Parties mutually agree to terminate the Agreement, or (ii) the occurrence of an event specified at Article 11, or (iii) 14 April 2009.

2.2	Termination or expiration of this Agreement shall not shorten the length or amend the terms of any Lease Contract in effect at such time, which shall be governed by the provisions of such Lease Contract.

2.3	Subject to there being no material adverse change in the business, assets or financial condition of the LSP since the Commencement Date that has impaired the LSP’s ability to provide Lease Services, the LSP shall have the option, upon giving written notice to the Company, to extend the Term for a further fixed period of five (5) years (“Extended LSPA Term”). In order to exercise such option, the LSP shall not less than eighteen (18) months before the expiry of the Extended Term, give the Company written notice requesting the renewal of this Agreement. The Company shall, at least fifteen (15) months before such expiry, give the LSP written notice stating the terms and conditions upon which the Company is willing to grant a renewal to the Agreement pursuant to this Clause. If the Company is willing to grant a renewal, the Parties shall negotiate in good faith to conclude any agreement for renewal at least twelve (12) months before the expiry of the Extended Term. Any terms and conditions offered to those LSPs qualifying pursuant to any criteria put in place by the Company at that time shall be no less favourable to the LSP than those provided or offered to other LSPs or to any Inmarsat Affiliate.

3.	LSP Responsibilities

3.1	Authorization to provide Lease Services shall be in accordance with the provisions of this Agreement.

3.2	To the extent that Lease Services are of a nature that require the LSP to provide a Land Earth Station, the LSP shall operate and maintain such Land Earth Station in a manner that complies with applicable specifications and standards published by the Company. The Company may vary specifications and standards for LES access to meet operational or technical requirements as they are required, subject to their adoption not requiring the LSP to incur implementation costs greater than $ [***] for a single change or $ [***] for a series of changes in the immediately preceding twelve (12) months. Any proposed LES changes that would incur expenditure by the LSP in excess of the above amounts shall be implemented only if both Parties agree or if their implementation is required to meet regulatory requirements or are necessary as a result of satellite failure or degradation. For the avoidance of doubt, the expenditure requirements set forth herein are cumulative, not duplicative, of those requirements et forth at Clause 20.4 of the LESO Agreement.

4.	Quality of Lease Services

4.1	The Company shall use its reasonable endeavours to deliver Lease Services that comply with the availability criteria set forth at Annex 4.

5.	Provision of Lease Services

5.1	The Company shall respond to the LSP’s request for Lease Services in accordance with the Lease Policy. A copy of the Lease Policy in effect as of the date of this Agreement is set forth at Annex 1. The Company reserves the right to amend the Lease Policy from time to time in accordance with the procedures set forth at Article 10.2 of this Agreement.

5.2	The LSP acknowledges that the Company introduced Lease Services as a secondary product line to its demand-assigned services, and that Lease Services evolved as a product to address an excess availability of Space Segment capacity that may occur from time to time. Accordingly, the Company reserves the right to modify, restrict or withdraw the type of Inmarsat services that may be available as Lease Services, as well as the right to introduce new types of Lease Services, as it may deem appropriate.

5.3	If the Company confirms the LSP’s application for a lease of Space Segment capacity, the Parties shall execute a Lease Contract in accordance with the Lease Policy. The Lease Contract shall specify the leased space segment capacity as well as the terms and conditions governing the use of such space segment. A copy of the Model Lease Contract for Lease Services applicable as of the date of this Agreement is set forth at Annex 2.

6.	Distribution of Lease Services

6.1	Lease Services Designed for provision through an LSP’s LES

The Company may enter into leasing arrangements with a third party that desires to distribute Lease Services Designed for provision through an LSP’s LES or Lease Services for provision through an LSP’s LES that are not specified in Inmarsat System Definition Manuals provided that all of the following conditions are satisfied prior to the Company accepting a reservation for the Space Segment: (i) the third party shall provide its own Land Earth Station facility for use of Lease Services and all such facilities and equipment shall be in compliance with the LES Technical Criteria and Operating Procedures; and (ii) with respect to the Second, Third and Fourth Generation Satellites, all terms and conditions for the provision of such Lease Services to such third party shall be no more favourable than those set forth herein.

6.2	Lease Services Designed for provision through the Company’s Ground Infrastructure
6.2.1 Acceptability of Lease Service Providers. The Company may enter into agreements with a third party that desires to distribute Lease Services Designed for provision through the Company’s owned and operated ground network infrastructure on the Fourth Generation Satellites and Subsequent Generation Satellites. Additionally, Distribution Partners wishing to distribute a BGAN Lease Service, should it be introduced by the Company, are required to meet the selection criteria detailed in Annex 5.
6.2.2 The Company recognises that certain Lease Service sectors, including the North American military, have been developed via existing distribution and intends to work to further develop future opportunities in this sector cooperatively with existing distribution. Consequently, the Company will not actively seek additional Distribution Partners to distribute BGAN Lease Services to existing military End Users.
6.3	Other Lease Services. The Company may enter into agreements with a third party to distribute Lease Services that are not specified in Inmarsat System Definition Manuals provided that such services shall be limited to those carried on the Fourth Generation Satellites or Subsequent Generation Satellites.

6.4	Radiodetermination Services. The Parties acknowledge and agree that Radio-determination Services and any service provided via navigation-dedicated satellite transponders on the Third, Fourth or Subsequent Generation Satellites are not subject to this Agreement.

7.	Pricing of Lease Services

7.1	The LSP acknowledges that pricing of Lease Services is dependent upon the carrier parameters of the space segment capacity that is the subject of the Lease Contract, and that it is not practical or possible for the Company to compile a price list for Lease Services that accommodates all potential variations of required space segment. Annex 3 of this Agreement sets forth the principal Lease Services prices in effect as of April 15, 2004 for a sample space segment configuration. The Company may periodically review and may reduce, but not increase, Lease Services prices from the level set forth in Annex 3.

7.2	The Company has in place certain volume discounts on Lease Services prices, in accordance with the schedule set forth at Annex 3. The Company shall review and may increase, but not reduce, the stated volume discounts from the level set forth in Annex 3.

7.3	In no circumstance shall the adjustment of Lease Services prices or volume discounts contained in the schedule set forth in Annex 3 reflect an increase in the price of the Lease Services from such price in effect immediately prior to Lease Services price adjustment.

8.	Payment of Charges

8.1	The Company shall invoice the LSP in advance of the start of the period to which Lease Services refer. Each invoice shall be dated as of the day that it is produced and shall be sent in electronic format to the LSP on that date. The following schedule shall apply to payment for Lease Services:

Term of Lease	Payment Schedule

Less than one year	100% due in advance

One year or greater	Either (1) Annual cost, plus a premium payment, divided by four and paid quarterly, in advance, or (2) Annual cost paid annually in advance
9.	Representations, Warranties and Undertakings

9.1	The Company represents and warrants to the LSP that the following statements are true and accurate as regards the Company as of the date of signing of this Agreement:
(a)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporation action on the part of the Company.

(b)	This Agreement constitutes the legal, valid and binding obligations of the Company.

(c)	The Company has obtained all clearances, telecommunication and other licenses, consents and approvals necessary to enable it to perform its obligations under this Agreement.
9.2	The LSP represents and warrants to the Company that the following statements are true and accurate as regards the LSP as of the date of signing of this Agreement:
(a)	The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporation action on the part of the LSP.

(b)	This Agreement constitutes the legal, valid and binding obligations of the LSP.

(c)	The LSP has obtained all clearances, telecommunication and other licenses, consents and approvals necessary to enable it to perform its obligations under this Agreement.
10.	Amendments

10.1	The terms and conditions of this Agreement shall not be amended or modified in any manner by the Parties except if such amendment or modification is part of a change to these terms and conditions as provided for in Article 10.2.

10.2	The Company or Lease Services Provider may at any time propose an amendment to this Agreement, and Annexes 4 and 5. Any such proposal shall be promptly circulated by the Company to all Lease Services Providers. Lease Services Providers shall have sixty (60) days in which to respond to any such proposal for amendment. If the proposed amendment or addition is agreed to in writing by the Company and by Lease Services Providers responding to the proposal providing between them sixty-six and two thirds percent (66.66%) of the Company’s revenues derived from all responding Lease Services Provider contracts in the twelve (12) months immediately preceding the date of the circulation of the proposal, the amendment shall take effect in this Agreement and all other Lease Services Providers’ Agreements. For the avoidance of doubt this Article does not apply to the amendment of Annexes 1, 2 or 3 which are subject to other specific amendment provisions within this Agreement.

10.3	The Company shall not adopt any change or addition to the Lease Policy without first providing notice of any proposed changes or additions, including any proposed implementation schedule, and sufficient information to the LSP to review such changes. Such notice and information shall be provided no less than 180 days in advance of the effective date of the proposed change or addition and within the time periods specified below for the subject matters identified. Except as otherwise stated below, the LSP shall have a period of thirty (30) days following receipt of such notification during which to submit to the Company its comments on the proposed change or addition. Thereafter, the Company shall provide notice to the LSP of the final form of the proposed change or addition. In no event shall the effective date of the change or addition be less than ninety (90) days following the LSP’s receipt of the revised or final form of the proposed change or addition.
10.3.1	Application Process. The Company may not modify its published process for reserving Space Segment for Lease Services without first providing 90-days advance notice of the proposed modification to the LSP. The LSP shall have a period of thirty (30) days following receipt of such notification during which to submit its comments on the proposed modification to the Company. Notwithstanding the foregoing, the Company shall not cause any modification of the application process that is applicable only to a unique or identified end user or project.

10.3.2	FRR Application Fees. The Company may reduce the prices of the FRR application fees contained in Annex 1.

10.3.3	Duration of Lease Applications. The Company may not modify the minimum or maximum period for which Lease Services may be applied for without first providing 90-days advance notice of the proposed modification to the LSP.The LSP shall have a period of thirty (30) days following receipt of such notification during which to submit its comments on the proposed modification to the Company.
10.3.3.1 The duration of any existing Lease applied for by the LSP shall be eligible for an extension if the modification has the effect of increasing the maximum period for which Lease Services may have been applied, but no existing Lease applied for by the LSP shall be subject to any reduction in duration if the modification has the effect of decreasing the maximum period for which Lease Services may be applied for.
10.4	Terms and Conditions of Model Lease Contract. The Company shall modify the terms and conditions of the model Lease Contract to incorporate such terms and conditions as it may have agreed from time to time with a third party (other than minor changes that do not materially alter the commercial terms of the Lease

Contract) to ensure that the Company is entering into Lease Contracts with all parties purchasing Lease Services from the Company on a non-discriminatory basis.

10.5	The Company may modify the pricing of Lease Services set forth at Annex 3 provided, however, any such modification shall be in accordance with Clause 7 of this Agreement.

11.	Termination

11.1	Termination for Convenience. Provided that the LSP has no Lease Contracts in effect, the LSP may terminate this Agreement for its convenience upon thirty (30) days written notice to the Company.

11.2	Termination for Cause. Either Party (the “Terminating Party”) may terminate the Agreement where the other Party (the “Defaulting Party”) is in default in the performance of any material term under this Agreement and has failed to cure the default within sixty (60) days from the date of written notice from the Terminating Party.

The Terminating Party may terminate the Agreement by written notice to the Defaulting Party if:
(a)	an encumbrancer takes possession or a receiver is appointed over any of the property or assets of the Defaulting Party;

(b)	the Defaulting Party makes any voluntary arrangement with its creditors or becomes subject to an administration order within the meaning of the bankruptcy laws of the United Kingdom or an equivalent order under the laws of the jurisdiction in which the LSP or the Company (as the case may be) operates;

(c)	the Defaulting Party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganization and in such manner that the entity resulting from the reorganization effectively agrees to be bound by or to assume the obligations imposed on the Defaulting Party under this Agreement); or

(d)	the Defaulting Party ceases or threatens to cease to carry on business.
11.3	Consequences of Termination. Upon termination of this Agreement, any outstanding indebtedness of the Parties to one another shall become immediately due and payable together with any interest due up until the date of payment and the Company shall no longer be obligated to provide Lease Services to the LSP.

12.	Arbitration

12.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of

International Arbitration (LCIA) presently in force (“the Rules”). The appointing authority shall be the LClA. Unless otherwise agreed by the Parties, the number of arbitrators shall be three (3) (of whom each Party shall select one (1) and the third to be agreed by the other two (2) arbitrators). The language of the arbitration shall be English and the place of arbitration shall be London. Any arbitration award rendered in accordance with this Clause shall be final and binding on the Parties. The Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

12.2	Notwithstanding Article 25.3 of the Rules, any Party may apply to any state court or other judicial authority for interim or conservatory measures at any stage prior to, or after, the commencement of an arbitration under Clause 12.1.

13.	Governing Law

This Agreement shall be governed, construed and interpreted in accordance with the laws of England.

AS WITNESS duly authorized representatives of the Parties have signed this Agreement on the day and year first above written.
SIGNED by Michael Butler
For and on behalf of the Company

SIGNED by James J. Parm
For and on behalf of Stratos Wireless, Inc.

Annex 1	LEASE POLICY

Annex 2	MODEL LEASE CONTRACT

Annex 3	PRICING

Annex 4	AVAILABILITY CRITERIA

Annex 5	BGAN LEASE DP SELECTION CRITERIA

Annex 2 — Model Lease Contract
Attachment 1           Terms and Conditions for the Utilization of
the Inmarsat Space Segment
by Mobile and Aero Earth Stations
Article 1
Scope of Terms and Conditions
(A)	These Terms and Conditions shall apply to the authorisation between Inmarsat Limited (“the Lessor”), the Lessee and the Owner or Licensee of the Mobile Earth Station (“MES”) or Aero Earth Station (“AES”) (“the AES/MES Owner”) with respect to the utilisation of the Inmarsat space segment by the AES/MES.

(B)	The Lessee shall ensure that any owner, operator or user of the AES/MES (“the AES/MES Operator”) is informed of and complies with these Terms and Conditions, as far as applicable, at all times.
Article 2
AES and MES Performance, Criteria and Operations
(A)	Authorisation Subject to Compliance with Technical, Operating and Other Requirements
(1)	Throughout the utilisation of the Inmarsat space segment, the AES/MES Owner and Operator shall comply with the operating procedures notified by the Lessor to the Lessee, AES/MES Owner and AES/MES Operator at any time or times. In addition the AES/MES shall comply with the technical criteria and operational requirements as set forth in the Specific Service Parameters

(2)	The AES/MES shall be used exclusively for peaceful purposes.

(3)	The AES/MES shall be authorised to use exclusively the pre-assigned Leased Capacity on :-
The allocated satellite or alternatively any other satellite to which the Leased Capacity may be transferred by Lessor, to be utilised for two-way high speed data transmissions through the specified land earth stations (LESs) in the area covered by the global beam of such satellite.

The authorisation to utilise the Inmarsat space segment shall be conditional upon compliance with this Article 2. The AES/MES Owner and Operator shall not utilise the Inmarsat space segment in a manner contrary to these Terms and Conditions, without the prior written consent of the Lessor.

Annex 2 — Model Lease Contract
(B)	Sanctions in the Case of Non-compliance
(1)	The Lessor shall be entitled, at any time or times and with immediate effect, unilaterally to modify, restrict, suspend or terminate, temporarily or permanently, the authorisation by notification to the Lessee, AES/MES Owner and the AES/MES Operator, if the Lessor deems the Lessee, AES/MES Owner or the AES/MES Operator do not so comply, or to practise a utilisation not so authorised, no matter what the cause or causes of such non-compliance or practice.

(2)	Unless the authorisation has been terminated, the Lessor shall lift such modification, restriction or suspension if it is demonstrated to the Lessor’s satisfaction that compliance has been resumed and will be maintained, or that such unauthorised practice has been and will be discontinued by the Lessee, AES/MES Owner or AES/MES Operator.
(C)	Suspension and Termination in Special Circumstances
(1)	The authorisation shall be deemed to be suspended during any period in which persistent malfunction or any operation of the AES/MES occurs that causes degradation to the performance of the Inmarsat space segment occurs.

(2)	The authorisation shall be deemed to be terminated if a significant modification or change to the AES/MES occurs.

(3)	The Lessee, AES/MES Owner or AES/MES Operator, as the case may be, shall notify the Lessor promptly in writing, via the Lessee, of the events specified in paragraphs (1) and (2) above.
(D)	Compliance with National and International Regulations
     In utilising the Inmarsat space segment, the Lessee, AES/MES Owner and AES/MES Operator shall comply with all applicable national laws and regulations governing the use of radio communications in the territorial sea, the ports, or national territory of any State in which the AES/MES is located at any time, and any other applicable national or international laws and regulations and the AES/MES Owner shall indemnify the Lessor and the Lessee against any loss incurred by them as a result of any non-compliance with this paragraph. The Lessor shall hold the benefit of this indemnity as trustee for the Lessee.
Article 3
Telecommunications Disclaimer
(A)	This Article applies to the Lessor for itself and as trustee for the benefit of the lessors, manufacturers, or other providers of the Inmarsat space segment; the owners or operators of LESs; and the directors, officers, employees, agents or assignees, of any of them (“the other indemnities”).

Annex 2 — Model Lease Contract
(B)	Subject to paragraph (D) below, neither the Lessor nor any of the other indemnities shall be liable for any claims attributable to any unavailability, delay, interruption, disruption or degradation in or of the Inmarsat space segment capacity; modification, restriction, suspension or termination of the authorisation in accordance with Article 2(C)(1) above; failure to restore access in accordance with Article 2(C)(2) above; or sharing of information about the status of the AES/MES in accordance with Article 2(C)(3) above regardless of the cause or causes thereof. Such waiver of claims shall also extend to any direct or consequential loss, damage, liability or expense, loss of revenue or business harm of any kind.

(C)	The AES/MES Owner agrees to indemnify the Lessor and the other indemnities and hold them harmless from any claims that might be made by the AES/MES Operator or any other entity or person, attributable to any of the causes referred to in paragraph (B) above.

(D)	Nothing in this Article 4 shall exclude or limit liability for death or personal injury in any jurisdiction where, as a matter of law, such liability cannot be excluded or limited.
Article 4
Language and Communications
(A)	These terms and conditions and all documentation and communications required thereunder shall be in the English language.

(B)	All communications pertinent to the authorisation or to these Terms and Conditions shall be made or confirmed by telex, facsimile, data transmission or other written or electronic form. Communications by the Lessor to the AES/MES Owner shall be sent to its last known address, and communications to the AES/MES Operator shall be sent via the AES/MES.
Amendments
The terms and conditions as herein stated are subject to amendment by the Lessor subject to the provisions of the Lease Services Provider Agreement. Any such amendment shall be effective upon the date specified by the Lessor but not less than thirty (30) days after the date of notification of the amendment to the Lessee, AES/MES Owner and the AES/MES Operator.

Annex 2 — Model Lease Contract
Attachment 2           Permitted Utilization of the
Leased Space Segment Capacity
1.	Control of Use
The Lessee shall be permitted to use the Leased Capacity only for the purposes and for the channel types defined in this agreement and only under the control of the Inmarsat Network Operations Centre (NOC).
Inmarsat Spectrum Management Group (SMG) shall define the frequencies, polarisation, etc of the channels to be used and shall from time to time, as is necessary, issue authorisations for their use to the Lessee and to the NOC. Inmarsat will give at least one working day’s notice of any such changes, unless there are urgent reasons, which preclude this. The Lessee shall change the channel parameters within 24 hours of the implementation time given in the authorisation.
The Lessee shall contact the NOC via telephone to confirm that any authorised frequency changes have been duly implemented and the Lessee’s operations staff shall notify the change via a fax copied to Inmarsat’s Lease Dept, the NOC and SMG.
It shall be possible at all times for the Inmarsat Network Operations Centre to request adjustments to or removal of Channels, MESs, AESs or LESs from any satellites in the event that they are causing degradation to Inmarsat’s network.
2.	Notification of Problems
Should the Lessee experience difficulties with the use of the Inmarsat system, such as interference, quality or other problems, he shall, as soon as possible, report the situation to the Inmarsat NOC and SMG, who will provide support in identifying the cause and taking appropriate corrective action.
Should Inmarsat find that the Lessee’s LESs, MESs or AESs are causing actual or potential interference or degradation to other services and/or leases, Inmarsat will contact the Lessee’s LES and Engineering Management staff, who will be expected to take appropriate action to remove the cause of the problem as soon as possible and in any case within 24 hours.
3.	Procedure

1)	The LES shall transmit any of the authorised carriers according to the carrier characteristics specified in the Specific Service Parameters in co-ordination with the NOC.

2)	NOC shall calibrate and monitor the carriers using SSMS3 monitoring system. In case of an anomaly, which cannot be rectified by the LES, the NOC shall request the station to cease transmission of its carrier until the problems have been investigated and rectified.

Annex 2 — Model Lease Contract
3)	The LES is responsible of retaining the carrier with in the tolerance limits stated above. Any outage should be reported to the NOC following the normal procedure.

4)	NHP shall introduce the carriers in the SSMS-3 database.

4.	Spectrum Usage
Signalling frequencies
During the term of the Lease (as detailed in the Specific Service Parameters) the Lessee is authorized to use the frequencies listed on Table 1 for signalling and call set-up purposes.
Table 1 (Signalling Frequencies)

Carrier	Forward Carriers	Return Carriers
Centre Slot No	Tba with Authorisation	Tba with Authorisation
Uplink Frequency	Tba with Authorisation	Tba with Authorisation
Downlink Frequency	Tba with Authorisation	Tba with Authorisation
Polarisation	Tba with Authorisation	Tba with Authorisation
The frequencies assigned may be changed from time to time subject to operational needs. In such cases Inmarsat will notify the Lessee and the Lessee will make the changes within 24 hours of receiving the notification.
Spectrum allocation for this Lease must not severely affect the current GoS for the normal demand assign services provided to the Lessor’s customers. Should the GoS provided be affected and the spectrum allocation for the Lease is required to be rectified, then the NOC will terminate the Lease under instructions from the Spectrum Management Group.

Annex 2 — Model Lease Contract
Attachment 3           LES Authorization Procedures
The nominated LES shall be approved for access to the INMARSAT space segment in accordance with the Authorisation Procedures for INMARSAT Land Earth Stations, Issue 4 of 1 Dec 1994 (“the Authorisation Procedures” as may be amended, modified or varied from time to time). The Lessee has been provided with copies of the Authorisation Procedures and INMARSAT shall, upon the Lessee’s written request supply any changes thereto.
LES Modems
The LES modems shall be verified by INMARSAT prior to the start of service to confirm that they comply, in combination with the LES, with the specifications of Attachment 4 and the Specific Service Parameters.
LES RF Verification
The LES shall successfully complete RF verification testing according to OP301 to ensure that it meets the requirements for LES RF verification.

Annex 2 — Model Lease Contract
Attachment 4           LES with LES Modems Specifications
When operating through the LES the Modems together with the LES shall comply with the following specifications. Compliance shall be demonstrated by testing in the field at the feed.
1	Transmitter noise and spurious signals

In any 4 kHz band between 1 MHz and 18 GHz, excluding a band of +/-5 times the occupied bandwidth, defined in Annex A, and centred in the transmitted carrier, the EIRP of the inherent transmitter noise and all spurious signals, excluding harmonics and multicarrier intermodulation products, shall be at least 60 dB below the EIRP of the transmitted carrier. Within a band of +/-5 times the occupied bandwidth, defined in Annex A, and centred on the transmitted carrier, the spurious signals in any 4 kHz band shall be at least 50dB below the EIRP of the transmitted carrier. Total noise and harmonics in any band of 4 kHz at any frequency in the bands 1 MHz to 6424 MHz and 6446 to 18000MHz shall be less than 0.5 dBW.

2	Phase noise

The single side-band phase noise in 1 Hz bandwidth, relative to the carrier, induced on the transmitted carrier by the modem and LES (excluding phase noise induced by the AFC system), shall be below he following envelope on a plot with a logarithmic scale:

10Hz to 100Hz	-2 -30 log (f) dBc
100Hz to 1000 Hz	-22-20 log(f) dBc
greater than 1000Hz	-82 dB dBc
If any discrete phase noise component is present, at a level that exceeds the limits mask, then the 10Hz to 100 kHz band shall be considered to be divided into a number of contiguous sub-bands, each containing no more than one discrete component. The width of a sub-band containing a discrete component shall not exceed F/5 Hz, where F is the frequency of the discrete component. In each sub-band the integrated phase noise including continuous and discrete components shall not exceed the above mask. Additionally no discrete component shall exceed the mask by more than 10 dB.

3	Signal level stability

Under normal weather conditions prevailing at the LES the EIRP of the transmitted signal in the direction of the satellite shall be maintained to +/- 0.7 dB of the value specified in this Lease. This tolerance includes all factors causing variation such as modem stability, uplink chain stability, antenna gain stability and antenna tracking.

Annex 2 — Model Lease Contract
The variation of the EIRP of the transmitted signal with the range of frequencies, over which the modems will operate, shall be less than +/- 0.5 dB.

4	Frequency Accuracy

The combined accuracy of the transmit modem and the AFC controlled upconverter of the LES shall produce a resultant L-band frequency accuracy as transmitted from the satellite of better than +/- 100 Hz.

5	Control of Uplink EIRP

The EIRP of the modem shall be continuously adjustable by LES staff over a range of at least +/- 6dB about the nominal setting for the LES, with a resolution better than +0.3 dB.

6	Settability of Frequencies

It shall be possible to set the modems in the LES to IF frequencies corresponding to 20 kHz increments based on 6425 MHz and 3600 MHz.

Annex 3 — Principal Lease Service
Prices and Discounts
Price and discount structure for Standard Lease Services, in effect as from [15 April 2004]. Prices for Lease Services not mentioned here will be set in accordance with the pricing principles contained in the Lease Policy.
1.	Inmarsat 12 B HSD Leases
Price and discount structure applicable to B HSD Leases on the Inmarsat 12 Network (CN 17 leases).

Fixed Term Commitment in years
		1	2	3	4	5
Tier	For channel	Duration Discount
Number	Numbers	[***]%	[***]%	[***]%	[***]%	[***]%
Price per channel in US$000 per annum
1	1 to 5	[***]	[***]	[***]	[***]	[***]
2	6 to 10	[***]	[***]	[***]	[***]	[***]
3	11 to 15	[***]	[***]	[***]	[***]	[***]
4	16 to 20	[***]	[***]	[***]	[***]	[***]
5	21 to 25	[***]	[***]	[***]	[***]	[***]
6	26 to 30	[***]	[***]	[***]	[***]	[***]
7	31 to 35	[***]	[***]	[***]	[***]	[***]
8	36 to 40	[***]	[***]	[***]	[***]	[***]
9	41 to 45	[***]	[***]	[***]	[***]	[***]
10+	46 and beyond	[***]	[***]	[***]	[***]	[***]
The volume discounts quoted above are provided on a Tiered basis. To calculate total costs for all leases, each tier has to be cleared. For example, for a one-year commitment, the first 5 leases are available at $[***] p.a. each, then the next 5 leases can then be purchased at $[***] p.a. each.
The above leases are provided for a minimum term of 6 months.
Further price options have been developed to take account of the Bulk Purchase of leases.
The Tiered Volume discount structure has been expanded to include additional discounts for volumes of 50 and 100 channels.
A Block Discount scheme is available for single purchases of 12 months capacity where orders are placed for 20, 30, 40 or 50 channels at one time. The following discounts would be provided:

20 Channels	=	[***]% Discount
30 Channels	=	[***]% Discount
40 Channels	=	[***]% Discount
50 Channels	=	[***]% Discount

Standard prices for Inmarsat B HSD Leased service are based on nominal satellite EIRP levels of 19.9dBW. Where the satellite EIRP requirements may be at a higher level, prices will vary according to the actual satellite EIRP used.
The following table shows price options for three satellite EIRP levels of 19.9, 20.9 and 21.9dBW and for block orders up to 150 channels as described above.

Satellite	No. of	Lease Charge		Annual		Cumm	Cumm Value		Block	Price after		Block Rate		Price After 10%
EIRP	Leases	Per Annum		Total		Leases	Lease Charge		Discount	Block		Per Channel Term		Liability
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
19.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]

Satellite	No. of	Lease Charge		Annual		Total	Cumm Value		Block	Price after		Block Rate		Price After 10%
EIRP	Leases	Per Annum		Total		Leases	Lease Charge		Discount	Block		Per Channel Term		Liability
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
20.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]

Satellite	No. of	Lease Charge		Annual		Total	Cumm Value		Block	Price after		Block Rate		Price After 10%
EIRP	Leases	Per Annum		Total		Leases	Lease Charge		Discount	Block		Per Channel Term		Liability
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	5	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]
21.9dbw	50	$	[***]	$	[***]	[***]	$	[***]	[***]	$	[***]	$	[***]	$	[***]

2.	Inmarsat-A Out-of-Band Duplex High Speed Data
A full time (24 hour), 56/64 kbit/s DHSD service has been established to be made available on a point-to-point basis. The service shall operate outside of the Inmarsat-A tuning range.
US$[***] per year
US$[***] per month
US$[***] per week
US$[***] per day
3.	lnmarsat-B Full Period (24-hour) 56/64 kbit High Speed Data.
Service for a single MES through a designated LES.

One year	US$	[***]
One month	US$	[***]
One week	US$	[***]
One day (midnight to midnight) UTC	US$	[***]
4.	Inmarsat-D/Inmarsat-D+
The service as defined in the Inmarsat System Definition Manual provides a two-way store and forward data service offering short messaging and position reporting through a built-in Global Positioning System(GPS) receiver. Mobile units can be pre-programmed or remotely triggered to send automatic messages, including GPS coordinates or other environmental data.

	Annually		Quarterly		Monthly
Fixed charge for additional
Forward Channels:
Global Beam	US$	[***]	US$	[***]	US$	[***]
7 dBW	US$	[***]	US$	[***]	US$	[***]
17 dBW	US$	[***]	US$	[***]	US$	[***]
20 dBW

Spot Beam
7 dBW	US$	[***]	US$	[***]	US$	[***]
17 dBW	US$	[***]	US$	[***]	US$	[***]
20 dBW	US$	[***]	US$	[***]	US$	[***]

Fixed Charge for additional
Return Channels	US$	[***]	US$	[***]	US$	[***]
5.	Point-to-Multipoint Family of Data Services
The Inmarsat Point-to-Multipoint service is a full-time pre-assigned data service for one-way data distribution from Land Earth Stations to an unlimited number of mobile earth stations. The service may be operated at transmission speeds of 600,1200,2400 and 4800 bit/s. Several applications can share a single RF carrier through the use of separate Service

Identifiers. The Service Identifier can also be used as a conditional access facility to prevent unauthorized reception of application data. The service is intended to cater for those applications that do not lend themselves to demand assigned services and which are not message transmissions to individually addressed mobile earth stations. The technical characteristics of this service are set out in the SDM for the Point-to-Multipoint family of Data Services (SESTB 28A).
Point-to-Multipoint service leases are eligible for volume discounts in accordance with the following table:
1 to 4 channels [***]%
5 to 9 channels [***]%
10 or more channels [***]%
5.a.	Point-to-Multipoint Data Service (using global beam on primary satellites)

	Annually		Quarterly		Monthly
600 bit/s, C-L EIRP 4.0 dBW	US$	[***]	US$	[***]	US$	[***]
1200 bit/s, C-L EIRP 6.0 dBW	US$	[***]	US$	[***]	US$	[***]
2400 bit/s, C-L EIRP 9.0 dBW	US$	[***]	US$	[***]	US$	[***]
4800 bit/s, C-L EIRP 12.0 dBW	US$	[***]	US$	[***]	US$	[***]

600 bit/s, C-L EIRP 8.0 dBW	US$	[***]	US$	[***]	US$	[***]
The following RUCs apply for reception by lower gain terminals equivalent to Inmarsat-M and for operation outside the Inmarsat-A frequency tuning range:

	Annually		Quarterly		Monthly
600 bit/s, C-L EIRP 10.0 dBW	US$	[***]	US$	[***]	US$	[***]
1200 bit/s, C-L EIRP 12.0 dBW	US$	[***]	US$	[***]	US$	[***]
2400 bit/s, C-L EIRP 15.0 dBW	US$	[***]	US$	[***]	US$	[***]
4800 bit/s, C-L EIRP 18.0 dBW	US$	[***]	US$	[***]	US$	[***]
5.b.	Point-to-Multipoint Services Data (operating in the global beam of lnmarsat-2 and spare lnmarsat-3 satellites)
These special services are defined to operate in the global beam of the lnmarsat-2 and spare lnmarsat-3 satellites. They offer higher power and lower bandwidth options for DGPS applications than the current Point-to-Multipoint Data services.

		Data Rate
EIRP	Bandwidth	bit/s	Annual		Quarterly		Monthly
16 dBW	5 kHz	600	US$	[***]	US$	[***]	US$	[***]
20 dBW	5 kHz	1,200	US$	[***]	US$	[***]	US$	[***]
24 dBW	10 kHz	2,400	US$	[***]	US$	[***]	US$	[***]

5.c.	Point-to-Multipoint Services Data operating in the lnmarsat-3 Spot Beam (using single lnmarsat-3 spot beam)

		Data Rate
EIRP	Bandwidth	bit/s	Annual		Quarterly		Monthly
4 dBW	2.5 kHz	600	US$	[***]	US$	[***]	US$	[***]
15 dBW	2.5 kHz	600	US$	[***]	US$	[***]	US$	[***]
18 dBW	2.5 kHz	600	US$	[***]	US$	[***]	US$	[***]
21 dBW	5.0 kHZ	1200	US$	[***]	US$	[***]	US$	[***]
6. GAN. Service pricing based on provision of a single 64kHz GAN channel allocated on a designated satellite and spot-beam.

Annually	Quarterly	Monthly
$[***]	$[***]	$[***]
7.	Price discounts for contract term commitment
All services are eligible for term discount subject to minimum contract periods as follows:
[***]% for contract periods of two years or greater but less than three years

[***]% for contract periods of three years or greater but less than four years

[***]% for contract periods of four years or greater but less than five years

[***]% for contract periods of five years
8.	Price discounts for termination liability
All services for periods of 6 months or greater are eligible for a discount based on waiving the standard termination liability ([***]% of contract price). Acceptance of 100% Termination Liability, will earn a [***]% discount on overall contract price.
9.	Order of applying discounts
Discounts will be applied in the order of:
1. Volume (Inmarsat- BHSD CN17 only)
2. Term (all)
3. Termination liability (all)

Annex 4 — Availability Criteria
The Company shall use its reasonable endeavours to achieve the following network performance objectives, including the Satellites:
1.	SATELLITE AVAILABILITY
a.	The minimum performance level for satellite availability shall be 99.9% per annum.

b.	The target performance level for satellite availability shall be 99.99% per annum.
2.	NETWORK AVAILABILITY
a.	The minimum performance level for network availability shall be 99.9% over any time period, within a minimum of 3 months.

b.	The target performance level for network availability shall be 99.96% over any time period, with a minimum of 3 months.
3.	DEFINITIONS
Network Availability is determined by factors affecting the Company’s operations infrastructure including network coordination station (NCS) equipment, NCS site conditions (weather, interference, etc.), NCS back-up provisions, automatic frequency compensation (AEC) equipment, AFC site conditions, AFC back-up provisions.

Annex 5 — Selection Criteria
1.	Objective criteria will be used to assess the suitability of prospective DPs to distribute Inmarsat BGAN Lease Services.

2.	To be appointed as a new DP for BGAN Lease Services, the prospective company must, at a minimum, satisfy the following criteria:
•	As a business entity or its’ parent organisation, where the prospective DP is an operating unit of a larger organization/group, annual revenues in excess of $[***] m derived from one or more of the following or similar type services:
o	telecommunication hardware, services and solutions

o	IT hardware, services and solutions

o	mobile connectivity hardware, services and solutions;

o	IP/packet data hardware, services and solutions.
•	Is able to provide a 24/7 comprehensive Customer Services capability to its customers for all matters related to the contracted service directly or through contractual arrangements with third parties. Such capability shall be appropriate to the scale of business being provided by the DP and the requirements of the customer base. The Company will only provide 2 nd line technical support to the DP for elements of the service within the Company’s direct control.

•	Is able to provide a retail billing capability for its customers. The Company will only provide billing information to the DP in accordance with the Lease Contract.

•	Be eligible to trade in a licensed regime, and be capable of acquiring such licenses as are required, where that is applicable to the DP’s target customers.

•	Is able to provide comprehensive lease service. Examples include but are not limited to enhanced service propositions, solutions offering a modified or enhanced BGAN service, etc.